Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Silicon Storage Technology, Inc. of our report dated March 16, 2009 relating to the financial statements of Advanced Chip Engineering Technology Inc. for the years ended December 31, 2007 and 2008, which appear in Silicon Storage Technology, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2008.

/S/ PRICEWATERHOUSECOOPERS

PricewaterhouseCoopers Hsingchu, Taiwan
Republic of China
July 24, 2009